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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2005

MAGNA ENTERTAINMENT CORP (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On November 3, 2005, Palm Meadows Estates, LLC, a wholly-owned subsidiary of Magna Entertainment Corp., entered into an agreement under which it will sell approximately 157 acres of its excess real estate located in Palm Beach County, Florida to Toll Bros., Inc., a Pennsylvania real estate development company. The proposed sale is subject to the completion of due diligence satisfactory to the purchaser by February 28, 2006 and a closing by March 30, 2006. Under the terms of the agreement, Toll Bros. will pay aggregate consideration of $51 million in cash.

        The full text of the press release issued by the Corporation is attached as Exhibits 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits

  (c)
  Exhibits

Exhibit 99.1	Copy of Registrant's press release dated November 3, 2005

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
Date: November 8, 2005	By:	/s/ BLAKE S. TOHANA Blake Tohana Executive Vice-President and Chief Financial Officer

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SIGNATURE